Exhibit 99.2

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by ViroPharma in connection with the sale of the securities being registered. All amounts shown are estimates.

Amount
SEC registration fee	$7,675
Trustee’s fees and expenses	19,500
Legal fees and expenses	275,000
Accounting fees and expenses	200,000
Printing and engraving	50,000
Miscellaneous expenses	122,825

Total	$675,000

*	The registrant is deferring payment of the registration fee in reliance on Rules 456(b) and Rule 457(r) under the Securities Act.